Exhibit 4.4




Form of Amended and Restated Registration Rights Agreement dated as of April __, 2003 between the Company and certain investors in the November 2002 offering
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                           MEDICAL NUTRITION USA, INC.

               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

         THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (the "Agreement") is entered into as of April __, 2003 ("Effective Date"), by and among MEDICAL NUTRITION USA, INC., a Delaware corporation (the "Company"), and the purchasers listed on Exhibit A hereto, referred to hereinafter as the "Purchasers" and each individually as an "Purchaser."

                                    RECITALS

         WHEREAS, the Company and certain of the Purchasers are parties to that certain Registration Rights Agreement dated November 5, 2002 (the "Registration Rights Agreement"), which provides for registration and other rights.

         WHEREAS, certain of the Purchasers are purchasing up to Two Million Dollars ($2,000,000) aggregate principal amount of convertible promissory notes (the "Financing") pursuant to Loan Agreements dated April __, 2003 (each a "Loan Agreement" and, together with any subsequent Loan Agreement(s) entered in connection with the Financing, the "Loan Agreements").

         WHEREAS, in connection with the Financing the parties desire to amend and restate the Registration Rights Agreement in its entirety as set forth herein.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.        GENERAL.

         1.1 Definitions. As used in this Agreement the following terms shall have the following respective meanings:

                  (a) "Common Stock" means shares of the Company's common stock.

                  (b) "Convertible Notes" means the convertible promissory notes issued by the Company in favor of certain of the Purchasers listed on Exhibit A hereto.

                  (c) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (d) "Form S-3" means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

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                  (e)      "Holder" means any person owning of record, or having
the right to acquire, Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.7 hereof.

                  (f) "Preferred Stock" means shares of the Company's preferred stock.

                  (g) "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

                  (h) "Registrable Securities" means (a) Common Stock of the Company issuable or issued upon conversion of the Convertible Notes; (b) Common Stock of the Company issuable or issued upon conversion of shares of Preferred Stock issuable or issued upon conversion of the Convertible Notes; (c) Common Stock of the Company issuable or issued upon the exercise of the Warrants; (d) Common Stock of the Company purchased under the Subscription Agreements and (e) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the securities referenced in (a), (b), (c) and (d) above. Notwithstanding the foregoing, Registrable Securities shall not include any securities (i) sold by a person to the public either pursuant to a registration statement or Rule 144, (ii) sold in a private transaction in which the transferor's rights under Section 2 of this Agreement are not assigned or (iii) held by a Holder (together with its affiliates) if, as reflected on the Company's list of stockholders, such Holder (together with its affiliates) holds less than 1% of the Company's outstanding Common Stock (treating all shares of Preferred Stock on an as converted basis), the Company has completed its Initial Offering and all shares of Common Stock of the Company issuable or issued upon conversion of the Shares held by and issuable to such Holder (and its affiliates) may be sold pursuant to Rule 144 during any ninety (90) day period.

                  (i) "Registrable Securities then outstanding" shall be the number of shares of the Company's Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.

                  (j) "Registration Expenses" shall mean all expenses incurred by the Company in complying with Section 2.1 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

                  (k) "SEC" or "Commission" means the Securities and Exchange Commission.

                  (l) "Securities Act" shall mean the Securities Act of 1933, as amended.

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                  (m)      "Selling Expenses" shall mean all underwriting
discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement.

                  (n) "Special Registration Statement" shall mean (i) a registration statement relating to any employee benefit plan or (ii) a registration statement relating to the issuance or resale of securities issued in a corporate reorganization or other transaction or (iii) a registration statement on any form that does not permit secondary sales.

                  (o) "Subscription Agreements" shall mean those Subscription Agreements for Purchase of Shares dated April 2002, May 2002, June 2002 or July 2002 by and among the Company and certain of the Purchasers.

                  (p) "Warrants" shall mean warrants to purchase Common Stock of the Company issued by the Company to the Purchasers listed on Exhibit A.

Section 2.        REGISTRATION.

         2.1 Piggyback Registrations. The Company shall notify all Holders of Registrable Securities in writing at least fifteen (15) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding any Special Registration Statements) and will afford each such Holder an opportunity to include in such registration statement, other than with respect to a Special Registration Statement, all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

                  (a) Underwriting. If the registration statement under which the Company gives notice under this Section 2.1 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this Section 2.1 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and third, to any shareholder of the Company (other than a

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Holder) on a pro rata basis. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing person shall be deemed to be a single "Holder," and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence.

                  (b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.1 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.2 below.

         2.2 Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Section 2 shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered.

         2.3 Obligations of the Company. Whenever it effects the registration of any Registrable Securities pursuant to this Section 2, the Company shall, as expeditiously as reasonably possible:

                  (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days or, if earlier, until the Holder or Holders have completed the distribution related thereto; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of securities of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, however in no event longer than one year from the effective date of the registration statement and provided that Rule 145, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment that (a) includes any prospectus required by Section 10(a)(3) of the Securities Act or (b) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (a) or (b) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement.

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                  (b)      Prepare and file with the SEC such amendments and
supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above.

                  (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                  (d) Use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                  (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will use reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (g) Use its reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

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                  (h)      Cause all such Registrable Securities registered
pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

                  (i) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

         2.4 Termination of Registration Rights. All registration rights granted under this Section 2 shall terminate and be of no further force and effect on the earlier to occur of (a) the date upon which all Registrable Securities can be sold under Rule 144(k); or (b) the fifth (5th) anniversary of the Effective Date of this Agreement.

         2.5      Delay of Registration; Furnishing Information.

                  (a) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

                  (b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.1 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

         2.6 Indemnification. In the event any Registrable Securities are included in a registration statement under Section 2.1:

                  (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated by reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, member, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action;

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provided however, that the indemnity agreement contained in this Section 2.6(a)
shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, member, officer, director, underwriter or controlling person of such Holder.

                  (b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Holder Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated by reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, in each case to the extent (and only to the extent) that such Holder Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Holder Violation; provided, however, that the indemnity agreement contained in this Section 2.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.6 exceed the proceeds from the offering received by such Holder.

                  (c) Promptly after receipt by an indemnified party under this Section 2.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually

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satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.6, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.6.

                  (d)      If the indemnification provided for in this Section
2.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the proceeds from the offering received by such Holder.

                  (e)      The obligations of the Company and Holders under this
Section 2.6 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

         2.7 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities that
(a) is a wholly-owned subsidiary, parent, general partner, limited partner, retired partner, member or retired member of a Holder, (b) is a Holder's family member or trust for the benefit of an individual Holder, or (c) acquires at least ten percent (10%) of the then outstanding shares of Common Stock, (as adjusted for stock splits and combinations); provided, however, (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement; and (iii) such transferee shall not be a competitor of the Company as determined in the reasonable discretion of the Board of Directors of the Company.

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         2.8      Amendment of Registration Rights. Any provision of this
Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of at least a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 2.8 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Section 2, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

         2.9 Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

                  (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public.

                  (b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act and the Securities Act.

                  (c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: (i) a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); (ii) a copy of the most recent annual or quarterly report of the Company filed with the Commission and such other reports and documents so filed by the Company; and (iii) such other reports, documents and information as a Holder may reasonably request in connection with availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

Section 3.        MISCELLANEOUS.

         3.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware in all respects as such laws are applied to agreements among Delaware residents entered into and performed entirely within Delaware. The parties agree that any action brought by either party under or in relation to this Agreement, including without limitation to interpret or enforce any provision of this Agreement, shall be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of, any state or federal court located in Delaware.

         3.2 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors, and administrators and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying

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the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

         3.3 Entire Agreement. This Agreement, the exhibits and schedules hereto, and the Loan Agreement and the other documents delivered pursuant thereto (collectively, the "related Agreements") constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement and the Related Agreements.

         3.4 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         3.5      Amendment and Waiver.

                  (a) Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and the holders of at least a majority of the then-outstanding Registrable Securities.

                  (b) Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of the holders of at least a majority of the then-outstanding Registrable Securities.

                  (c) For the purposes of determining the number of Holders or Purchasers entitled to vote or exercise any rights hereunder, the Company shall be entitled to rely solely on the list of record holders of its stock as maintained by or on behalf of the Company.

         3.6 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, or the Related Agreements, shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any party's part of any breach, default or noncompliance under this Agreement or the Related Agreements or any waiver on such party's part of any provisions or conditions of this Agreement or the Related Agreements must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or the Related Agreements, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

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         3.7      Notices. Any communications between the parties or notices provided for in this Agreement may be given by mailing them, first class, postage prepaid, to the Company at the address as set forth on the signature page hereof and to Purchaser at the address as set forth on Exhibit A hereto or to such other address as either party may indicate to the other in writing after the date of this Agreement.

         3.8 Attorneys' Fees. In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

         3.9 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         3.10 Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. To the maximum extent permitted by law or by any applicable governmental authority, this Agreement may be signed and transmitted by facsimile with the same validity as if it were an ink-signed document.

         3.11 Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities or persons or persons or entities under common management or control shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

         3.12 Additional Purchasers. Notwithstanding anything to the contrary contained herein, if additional purchasers shall participate in the Financing by executing Loan Agreements, any such purchaser shall become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed a "Purchaser," a "Holder" and a party hereunder.

         3.13 Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.




                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.


COMPANY:

MEDICAL NUTRITION USA, INC.



/s/ FRANK A. NEWMAN
--------------------------------------------------
Frank A. Newman, Chairman, Chief Executive Officer

10 West Forest Avenue
Englewood, New Jersey  07631

Fax: (201) 569-3224

         IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.


                                       PURCHASER:


                                       _________________________________________
                                             (insert name of Purchaser)


                                       By: _____________________________________

                                       Print Name: _____________________________

                                       Title: __________________________________
                                                       (if applicable)

                                    Exhibit A
                                    ---------

                             Schedule of Purchasers

                                 2003 FINANCING

Name                                                   Amount            State
----                                                   ------            -----

MHR Capital Partners LP                           $665,000.00               NY
The Ullman Family Partnership (R. Ullman)         $600,000.00               NJ
Frank Newman                                      $550,000.00               VA
Mark Rachesky                                     $300,000.00               NY
Kahan Memorial Foundation (A. Eisenreich)         $200,000.00               NJ
Grand Slam LLC (Andy Horowitz)                    $100,000.00               NJ
Peter Sudler                                      $100,000.00               NJ
Stephen Irwin                                     $100,000.00               NJ
Joseph S. Littenberg                               $75,000.00               NJ
Sidney David                                       $50,000.00               NJ
Patrick Lander                                     $50,000.00               CT
Larry Burstein                                     $37,500.00               NY
Richard Rosenstock                                 $37,500.00               NY
Sue Berland                                        $37,500.00               NY
Gene Terry                                         $25,000.00               FL
Leslie Slutsky                                     $22,500.00               NY
Steven Burns                                       $37,500.00               CA
Arnold Gans                                        $15,000.00               NJ
Myra Gans                                          $15,000.00               NJ
Barbara Goldin                                     $15,000.00               FL
Cricket Services, Ltd (John Cattier)               $15,000.00           Europe
Richard Braver                                     $15,000.00               MD
Richard Kress                                      $15,000.00               MD
Steven Milner                                      $15,000.00               NY
Hal Goldstein                                      $10,000.00               NY
Sai Devabhaktuni                                   $10,000.00               NY
Emily Fine                                         $10,000.00               NY
Mark Rosenberg                                      $5,000.00               NY